EXHIBIT 3.2

                                     BY LAWS

                                       OF

                          VERSATILE ENTERTAINMENT, INC.

                           (A CALIFORNIA CORPORATION)

                                    ARTICLE I

                                     OFFICES

         1.01. The principal registered office of VERSATILE ENTERTAINMENT, INC. (the "Corporation") shall be in 11771 Montana Avenue, #105, Los Angeles, CA 90049.

         1.02. The Corporation may also have offices at such other places, both within and without the State of California, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

         2.01. Meeting of shareholders for any purpose may be held at such place, within or without the State of California, as shall be fixed from time to time by the Board of Directors, or, if the Board of Directors has not so specified, then at such place as may be fixed by the person or persons calling the meeting.

         2.02 An annual meeting of the shareholders shall be held on such date and at such time as shall be fixed by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         2.03 At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the share transfer records. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

         2.04. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Incorporation, or these Bylaws, may be called by the Chairman of the Board, the President, a majority of the Board of Directors, or holders of not less than one-tenth of all the shares entitled to vote at the meetings.


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Business  transacted  at all special  meetings  shall be confined to the matters stated in the notice of the meetings.

         2.05. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon paid.

         2.06. The holders of a majority of the shares entitled to vote represented in person or by proxy, shall be required and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws. The shareholders represented in person or by proxy at a meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at the meeting. At an adjourned session at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.07. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at such meeting shall decide any question brought before such meeting, except with respect to the election of directors or unless the question is one upon which, by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a different vote is required or permitted, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.08. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided by statute or the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder. A telegram, telex, cablegram, facsimile or similar transmission by the shareholders, shall be treated as an execution in writing. No proxy shall be valid after eleven months from the date of its execution, unless said instrument provides for a longer period. Voting need not be by written ballot unless required by the Articles of Incorporation or by vote of the shareholders present at the meeting.

         2.09. Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (a) a pledgee, (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (c) a creditor of the Corporation who extended it credit under terms requiring the appointment, (d) an employee of the Corporation whose employment contract requires the appointment, or (e) a part to a


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voting  agreement  created  under the  General  Corporation  Law of the State of
California. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

         2.10. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more that sixty days prior to such meeting, or the Board of Directors may close the share transfer records for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

         2.11. Unless a record date shall have previously been fixed or determined by the Board of Directors, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more that ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors and the prior action of the Board of Directors is not required by statute or the Articles of Incorporation If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by statute or by the Articles of Incorporation then the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         2.12. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of such shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation. Prompt notice of the taking


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of any action by shareholders  without a meeting by less than unanimous  written consent shall be given to those shareholders who did not consent in writing to the action.

         2.13.    Subject to the  provisions  required or  permitted by statute, the Articles of Incorporation or these Bylaws for notice of meetings, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS

         3.01. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         3.02. The initial Board of Directors shall be as stated in the Articles of Incorporation. Thereafter, the number of directors which shall constitute the full Board shall be as determined from time to time by resolution of the Board of Directors or by the shareholders at the annual meeting or a special meeting called for that purpose, but no decrease shall have the effect of shortening the term of an incumbent director. Directors need not be shareholders or residents of the State of California. The directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided and, unless removed in accordance with these Bylaws, each director elected shall hold office until his or her successor shall have been elected and shall have qualified.

         3.03. At any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director or otherwise, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or a successor or successors may be chosen at a special meeting of shareholders called for that purpose; and each successor director so chosen shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.


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         3.04.    At each election for directors,  every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present. Cumulative voting shall not be permitted.

                                   Committees

         3.05. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee, to consist of one or more Directors of the Corporation, one of whom shall be designated as Chairman to preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by the Act or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of the Corporation. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors.

         3.06. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate other committees, each committee to consist of one or more Directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                              Meetings of Directors

         3.07. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of California.

         3.08. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place may be changed.

         3.09. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         3.10. Special meetings of the Board of Directors may be called by the Chairman of the Board on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, President or


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Secretary in like manner and on like notice on the written request of a majority of the directors. Except as may be otherwise expressly provided by statute, the Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting must be specified in a notice or waiver of notice.

         3.11. At all meetings of the Board of Directors the presence of majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specially provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         3.12. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

         3.13. Subject to the provisions required or permitted by statute, the Articles of Incorporation, or these Bylaws for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board, may participate in and hold a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business an the ground that the meeting is not lawfully called or convened.

                            Compensation of Directors

         3.14. Unless otherwise provided by resolution of the Board of Directors, directors, as such, shall not receive any stated salary for their services. Nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefore. Members of any committee may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

         4.01. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the book of


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the  Corporation.  Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail as aforesaid.

         4.02. Whenever any notice is required to be given to shareholder or director of the Corporation under the provisions of the statutes, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

         5.01. The officers of the Corporation shall be elected by the directors and shall consist of a President and a Secretary. The Board of Directors may also, at its discretion, elect a Chairman of the Board, one or more Vice Presidents and a Treasurer. Such other officers, including assistant officers and agents as may be deemed necessary, may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

         5.02. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, a Secretary, and such other officers, including assistant officers and agents as may be deemed, none of whom need be a member of the Board.

         5.03. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         5.04. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         5.05. Each officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation or removal from office. Any officer or agents elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                            The Chairman of the Board

         5.06. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties as the Board of Directors shall prescribe. In the absence of the President, the Chairman of the Board shall also have the powers and perform the duties of the President.


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                                  The President

         5.07. The President shall preside, in the absence of the Chairman of the Board, at meetings of the shareholders and the Board of Directors and shall perform such other duties as the Board of Directors shall prescribe. Unless other powers are delegated to the President by the Board of Directors, the President shall be the chief executive officer of the Corporation, shall have the general powers and duties of supervision and management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                     The Secretary and Assistant Secretaries

         5.08. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for the purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be.

         5.09. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him or her.

                                    Treasurer

         5.10. Any Treasurer elected by the board of Directors shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and distribution of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         5.11. Any Treasurer elected by the Board if Directors shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe.

         5.12. If required by the Board of Directors, any Treasurer elected by the Board of Directors shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.


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                                  Other Offices

         5.13. Any Vice President elected by the Board of Directors shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him or her.

         5.14. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

         6.01. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the records of the Corporation as they are issued. Each certificate shall state on the face thereof the name of the Corporation, the name of the person to whom the certificates is issued, the number and class of shares and the designation of the series, if any, which such certificate represents, the par value of such shares (or a statement that such shares are without par value) and that the corporation is organized under the laws of California. Each certificate shall be signed by either the Chairman of the Board, the President or any Vice President then in office and by either the Secretary, and Assistant Secretary, or Treasurer then in office, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, the signature of any such officer of the Corporation may be a facsimile. Each certificate (1) shall conspicuously set forth upon the face or back of such certificate a full statement of the limitations or denial of preemptive rights contained in the Articles of Incorporation, or (2) shall conspicuously state on the face or back of the certificate that (a) such statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of California and
(b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge upon request to the Corporation at its principal place of business or registered office. If any restriction on the transfer or the registration of the transfer of shares shall be imposed or agreed to by the Corporation, as permitted by law, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under the Corporations Code of the State of California, that such document is on file in the office of the Secretary of State and contains a full statement of such restriction. The Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the Corporation is authorized to issue shares of any preferred or special class in series, the


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variations  in the relative  rights and  preferences  of the shares of each such series to the extent that they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of California and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

                                Lost Certificates

         6.02. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate previously issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                               Transfer of Shares

         6.03. Subject to the limitations imposed in any agreement between the Corporation and the shareholders, upon presentation to the Corporation or the transfer agent of the Corporation with a request to register the transfer of a certificate representing shares duly endorsed and otherwise meeting the requirements for transfer specified in the California Business and Commerce Code, it shall be the duty of the Corporation or the transfer agent of the Corporation to register the transfer as requested.

                             Registered Shareholders

         6.04. Prior to due presentment for transfer, the Corporation may treat the registered owner of any share or shares of stock as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all rights and powers of an owner.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                  Distributions

         7.01. No shareholder, officer, director or agent of the Corporation may exercise any power of the Corporation to cause a distribution of property or cash from any corporation, limited liability company, trust, partnership or other entity, including without limitation, its power as general partner to make distributions from Commerce Investment Group II, LLC, without the prior written consent of all shareholders. Similarly, no


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shareholder,  officer,  director  or  agent  of  the  Corporation  may  cause  a distribution of property or cash from the Corporation to the shareholders without the prior written consent of all shareholders. Once approved by the unanimous consent of shareholders, the Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of such distribution, such record date to be not more than sixty days prior to the payment date of such distribution, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to payment date of such distribution. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such distribution shall be the record date.

                                     Reserve

         7.02. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     Checks

         7.03. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designated.

                       Execution of Contracts, Deeds, Etc.

         7.04. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                                   Fiscal Year

         7.05.    The  fiscal  year  of  the  Corporation   shall  be  fixed  by
resolution of the Board of Directors.

                                      Seal

         7.06. The Corporation's seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                              Voting of Securities

         7.07. Unless otherwise directed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, vote and act, and to execute


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and deliver in the name and on behalf of the Corporation a proxy  authorizing an agent or attorney-in-fact for the Corporation to attend, vote and act, at any meeting of security holders of any Corporation in which the Corporation may hold securities and to execute and deliver in the name and on behalf of the Corporation any written consent of security holders in lieu of any such meeting, and at any such meeting he, or the agent or the attorney-in-fact duly authorized by him, shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation as the owner thereof might have possessed or exercised if present. The Board of Directors may by resolution from time to time confer like power upon any other person or persons.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.01. The Corporation may indemnify persons who are or were a director, officer, employee or agent of the Corporation, or persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (such persons collectively referred to as the "Corporate Functionaries") against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by the law of the State of California.

         8.02. The rights of indemnification provided for in this Article VIII shall be in addition to all rights to which any Corporate Functionary may be entitled under the Articles of Incorporation or any other agreement or vote of shareholders or as a matter of law or otherwise.

         8.03. The Corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify against the liability under this Article.

                                   ARTICLE IX

                                   AMENDMENTS

         9.01. Except as provided in Section 7.01 regarding certain sales and distribution requiring unanimous consent of the shareholders, an amendment to which will require the prior unanimous written consent of the shareholders, the Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws, subject to amendment, repeal or adoption of new Bylaws by action of the shareholders and unless the shareholders in amending, repealing or adopting a new Bylaw expressly provide that the Board of Directors may not amend or repeal that Bylaw. The Board of Directions may exercise this


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power at any  regular  or  special  meeting  at which a quorum is present by the affirmative vote of a majority of the directors present at the meeting and without any notice of the action taken with respect to the Bylaws having been contained in the notice or waiver of notice of such meeting. Unless the Corporation's Articles of Incorporation or a Bylaw adopted by the shareholders provide otherwise as to all or some portion of the Bylaws, the Corporation's shareholders may amend or repeal these Bylaws or adopt new Bylaws even though the Bylaws may also be amended, repealed or adopted by the Board of Directors.


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